UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2009
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June  22, 2009, the Board of Directors (the “Board”) of the Company expanded the size of the Board from four to five directors, in accordance with our Amended and Restated Articles of Incorporation and our Bylaws.  Contemporaneously, the Board appointed Mr. Michael Lorelli, age 58, CEO of Carlstadt, NJ based WaterJel Technologies, Inc. This appointment became effective immediately.

Mr. Lorelli's 30-year career spans a wide range of consumer products and services, and B2B categories, with responsibilities for both domestic and international units. For the last decade, acting as CEO, he has led revitalizations and turnarounds for private equity firms. He is presently CEO of Carlstadt, NJ based WaterJel Technologies, the leader in burn care products. WaterJel is a Riverside, NJ Company. Previously, he led the growth of Latex International, a Pouschine-Cook company. Mr. Lorelli has also led CEO engagements for Rutledge Capital, and Cerberus.

Mr. Lorelli’s assignments at PepsiCo included Executive Vice President - Marketing, Sales and R&D for Pepsi-Cola North America, President of Pepsi-Cola East, a $1.5 Billion operating company, and President for Pizza Hut's International division where he led a "global or bust" campaign, resulting in expanding the Company's presence from 68 to 92 countries, surpassing McDonalds in country count. During his PepsiCo tenure, he is given credit for authoring the soft drink company's "Big Event Marketing" strategy, which coupled the product with leading-edge events in entertainment, sports, consumer electronics, movies and home video.

Mr. Lorelli holds a Bachelor of Engineering degree in Industrial Engineering from New York University, and an MBA in Marketing from NYU's Stern Graduate School of Business. He is a member of The CEO Trust, former member of YPO, and author of the children's best-seller "Traveling Again, Dad?" with profits donated to children's charities. Mr. Lorelli is a Director of WorkPlace Media, a private national media company that focuses solely on helping marketers reach the working consumer.

Pursuant to the Company’s standard director compensation package, Dr. Lorelli shall receive, as a non-employee director, 250,000 fully vested shares of Common Stock of the Company per year of service as a member of the Board of Directors.

The Board has not yet determined the committees (if any) on which the new director will also serve.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: June 26, 2009	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer